AMENDMENT NO. 1 TO THE
                    AGREEMENT OF LIMITED PARTNERSHIP OF
                       CARLYLE-XIV ASSOCIATES, L.P.



      This Amendment No. 1 to the Agreement of Limited Partnership made and entered into as of January 1, 1994 by and between Carlyle Investors, Inc., a Delaware corporation, as general partner (hereinafter the "General Partner") and Carlyle Real Estate Limited Partnership-XIV, an Illinois limited partnership, as limited partner (hereinafter the "Limited Partner" and, together with the General Partner, sometimes hereinafter collectively referred to as the "Partners").

                                WITNESSETH

      THAT WHEREAS, the parties hereto have formed a limited partnership, (hereinafter the "Partnership") pursuant to the Revised Uniform Limited Partnership Act as in effect in the State of Delaware (hereinafter the "Act"), except as otherwise provided in the Partnership's Agreement of Limited Partnership (the "Agreement");

      THAT WHEREAS, the Partners desire to amend the Agreement to revise the respective Partnership Shares of the Partners such that, from the date hereof up to and including December 31, 1996, the Partnership Shares shall be 90% to the Limited Partner and 10% to the General Partner.

      NOW, THEREFORE, Section 7.A. of the Agreement is hereby amended such that the Partnership Shares shall be, from the date hereof up to and including December 31, 1996, 90% to the Limited Partner and 10% to the General Partner.


      IN WITNESS WHEREOF, the Partners have executed this Amendment No. 1 to the Agreement of Limited Partnership as of the day and year first above written.



GENERAL PARTNER                     LIMITED PARTNER

Carlyle Investors, Inc.                   Carlyle Real Estate Limited
                                          Partnership-XIV


By:                           By:  JMB Realty Corporation,
     Its:                                       General Partner


                                                By:
                                                   Its: